Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

April 30, 2021

GigCapital2, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Re:	Registration Statement on Form S-1 (Registration No. 333-253146)

Ladies and Gentlemen:

We have acted as counsel to GigCapital2, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-253146) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”), relating to the registration for resale of up to 3,000,000 shares of the Company’s Common Stock, par value $0.0001 per share, to be issued in a private placement of such shares that is to be completed immediately prior to the closing of proposed business combinations of the Company, as described in the prospectus included in the Registration Statement (the “PIPE Shares”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the PIPE Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the form of PIPE Subscription Agreement that is filed as Exhibit 10.8 to the Registration Statement (the “Subscription Agreement”); (iv) the specimen common stock certificate of the Company; (v) the pertinent resolutions adopted by the Board of Directors of the Company; and (vi) the Registration Statement and the exhibits thereto. With respect to such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (vi) above will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the PIPE Shares, when issued upon the terms and conditions set forth in the Registration Statement and the Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and the applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)

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